UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2010
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement
Amended and Restated Senior Secured Credit Agreement
     On November 3, 2010, Exterran Partners, L.P. (“we”), as Guarantor, and EXLP Operating LLC, our wholly owned subsidiary, as Borrower, entered into an Amended and Restated Senior Secured Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the other lenders signatory thereto.
     The Credit Agreement provides for a new five-year, $550 million senior secured credit facility consisting of a $400 million revolving credit facility (with a $100 million sublimit for letters of credit and a $30 million sublimit for swingline loans) and a $150 million term loan facility. Concurrently with the execution of the Credit Agreement, we borrowed $304 million under the revolving credit facility and $150 million under the term loan facility and used the proceeds to (i) repay the entire $406.1 million outstanding under our previously existing senior secured credit facility, (ii) repay the entire $30.0 million outstanding under our asset-backed securitization facility and terminate that facility, (iii) pay $14.8 million to terminate the interest rate swap agreements to which we were a party and (iv) pay customary fees and other expenses relating to the facility. The $14.8 million we paid related to the terminated interest rate swaps will be amortized into interest expense over the original term of the swaps.
     The revolving credit facility bears interest at a base rate or LIBOR, at our option, plus an applicable margin. Depending on our leverage ratio, the applicable margin for revolving loans varies (i) in the case of LIBOR loans, from 2.25% to 3.25% and (ii) in the case of base rate loans, from 1.25% to 2.25%. The base rate is the highest of the prime rate announced by Wells Fargo Bank, National Association, the Federal Funds Effective Rate plus 0.5% and one-month LIBOR plus 1.0%. The term loan facility bears interest at a base rate or LIBOR, at our option, plus an applicable margin. Depending on our leverage ratio, the applicable margin for term loans varies (i) in the case of LIBOR loans, from 2.5% to 3.5% or (ii) in the case of base rate loans, from 1.5% to 2.5%.
     Borrowings under the new credit facility are secured by substantially all of the U.S. personal property assets of us and our Significant Domestic Subsidiaries (as defined in the Credit Agreement), including all of the membership interests of our Domestic Subsidiaries (as defined in the Credit Agreement). Subject to certain conditions, at our request, and with the approval of the Administrative Agent, the aggregate commitments under the new credit facility may be increased by up to an additional $150 million.
     The Credit Agreement contains various covenants with which we must comply, including restrictions on the use of proceeds from borrowings and limitations on our ability to incur additional debt, sell assets, engage in transactions with affiliates, make certain investments and acquisitions, grant liens and pay dividends and distributions. In addition, the Credit Agreement requires that we make mandatory prepayments of the term loans with the net cash proceeds of certain asset transfers and debt issuances. We are also subject to financial covenants, including a total debt to EBITDA ratio and an interest coverage ratio. The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments governing indebtedness in excess of a defined threshold, the occurrence of certain bankruptcy and insolvency events, change of control and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may cancel the commitments under the facility and declare all amounts outstanding to be immediately due and payable.
     The foregoing summary is qualified in its entirety by reference to the Credit Agreement, the Amended and Restated Guaranty Agreement and the Amended and Restated Collateral Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement
Repayment of Credit Facility
     In connection with the transactions described in Item 1.01 above, on November 3, 2010, we paid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the Senior Secured Credit Agreement, dated as of October 20, 2006 (as amended by the First Amendment described below, the “Original Credit Agreement”), by and among UC Operating Partnership, L.P. (now EXLP Operating LLC), as Borrower, Universal Compression Partners, L.P. (now Exterran Partners, L.P.), as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto, as amended by the First Amendment to Loan Documents, dated May 8, 2008, by and among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, EXLP Leasing LLC, as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent and the lenders party thereto. The Senior Secured Credit Agreement and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on October 26, 2006 and Exhibit 10.1 thereto. The First Amendment to Loan Documents and the description thereof are hereby incorporated by reference to Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Exhibit 10.2 thereto. The Credit Agreement amended and restated the Original Credit Agreement.
Repayment of Asset-Backed Securitization Facility
     In connection with the transactions described in Item 1.01 above, on November 3, 2010, we repaid in full all of our outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Indenture, dated as of October 13, 2009, as supplemented on October 13, 2009, by and between EXLP ABS 2009 LLC, as Issuer, EXLP ABS Leasing 2009 LLC, as Lessor, and Wells Fargo Bank, National Association, as Indenture Trustee. The Indenture and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on October 19, 2009 and Exhibits 4.1 and 4.2 thereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010, by and among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the lenders signatory thereto

10.2	Amended and Restated Guaranty Agreement, dated as of November 3, 2010, made by Exterran Partners, L.P. and EXLP Leasing LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.3	Amended and Restated Collateral Agreement, dated as of November 3, 2010, made by EXLP Operating LLC, Exterran Partners, L.P. and EXLP Leasing LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press release of Exterran Partners, L.P., dated November 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner
	By:	Exterran GP LLC, its general partner (Registrant)
November 9, 2010	By:	/s/ Michael J. Aaronson
Michael J. Aaronson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010, by and among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the lenders signatory thereto

10.2	Amended and Restated Guaranty Agreement, dated as of November 3, 2010, made by Exterran Partners, L.P. and EXLP Leasing LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.3	Amended and Restated Collateral Agreement, dated as of November 3, 2010, made by EXLP Operating LLC, Exterran Partners, L.P. and EXLP Leasing LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press release of Exterran Partners, L.P., dated November 4, 2010